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                                                                    Exhibit 5.01
                                                                    ------------

                                  HALE AND DORR
                               Counsellors at Law
                  60 State Street, Boston, Massachusetts 02109
                          617-526-6000 FAX 617-526-5000

                                       May 30, 1996

Analog Devices, Inc.
One Technology Way
Norwood, MA 02062-9106

Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 150,000 shares of Common Stock, $.16 2/3 par value per share (the "Shares"), of Analog Devices, Inc., a Massachusetts corporation (the "Company"), issuable under the Company's Amended 1992 International Employee Stock Purchase Plan (the "Plan").

     We have examined the Restated Articles of Organization and the By-Laws of the Company, and all amendments thereto, the Registration Statement and originals, or copies certified to our satisfaction of such records of meetings of the directors and stockholders of the Company, and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon and subject to the foregoing, we are of the opinion that the Shares covered by the Registration Statement to be issued under the Plan have been duly and validly authorized for issuance, and when issued and paid for in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       HALE AND DORR


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